SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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MIDAS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (3-99)

Midas, Inc.

1300 Arlington Heights Road, Itasca, Illinois 60143

March 31, 2006

Dear Shareholder:

It is our pleasure to invite you to attend the Annual Meeting of Shareholders of Midas, Inc. to be held on Tuesday, May 9, 2006, at 11:00 a.m., local time, at the O’Hare Hilton Hotel, O’Hare International Airport, Chicago, Illinois.

At the annual meeting, we will ask you to consider and vote upon the election of two directors and the ratification of the appointment of KPMG LLP as the independent auditors of Midas. We will also discuss Midas’ performance and respond to your questions.

The formal notice of annual meeting and the proxy statement follow. Your vote is important, regardless of the size of your holdings. Even if you plan to attend the annual meeting, you may vote your shares via the toll-free telephone number or via the Internet, or you may complete, sign and date the enclosed proxy card or voting instruction card and return it in the enclosed, postage-paid envelope. Instructions regarding all three methods of voting are contained on the proxy card and voting instruction card and in the attached proxy statement. If you attend the annual meeting and prefer to vote in person, you may do so in accordance with the procedures described in the attached proxy statement.

Sincerely,

Robert R. Schoeberl

Chairman

Alan D. Feldman

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF MIDAS, INC.

Date:	Tuesday, May 9, 2006

Time:	11:00 a.m., local time

Place:	O’Hare Hilton Hotel O’Hare International Airport Chicago, Illinois 60666

Purposes:

•	To elect two directors to a term of office expiring at the 2009 Annual Meeting of Shareholders;

•	To ratify the appointment of KPMG LLP as the independent auditors of Midas for the fiscal year ending December 30, 2006; and

•	To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date:    The close of business on March 17, 2006.

The matters to be acted upon at the annual meeting are described in the accompanying proxy statement.

By Order of the Board of Directors

Alvin K. Marr

Corporate Secretary

Itasca, Illinois

March 31, 2006

NOTE:	In order to assure the presence of a quorum at the annual meeting, please vote your shares via the toll-free telephone number or via the Internet, or complete, sign and date the enclosed proxy card or voting instruction form and return it promptly in the enclosed, postage-paid envelope, even if you plan to attend the annual meeting. By promptly voting, you will reduce the expenses of this proxy solicitation. You may revoke your proxy at any time before it is voted.

MIDAS, INC.

Our principal executive office is located at 1300 Arlington Heights Road, Itasca, Illinois 60143. Our telephone number is (630) 438-3000. Our website is located at www.midas.com. The information contained on or connected to our website is not part of this proxy statement and is not incorporated in this proxy statement by reference.

THE ANNUAL MEETING

Attending the Annual Meeting

Our annual meeting will be held on Tuesday, May 9, 2006, at 11:00 a.m., local time, at the O’Hare Hilton Hotel, O’Hare International Airport, Chicago, Illinois. If you plan to attend the annual meeting, please check the box on our proxy card.

This Proxy Statement

We sent you our proxy materials because our Board of Directors is soliciting your proxy to vote your shares of Common Stock at the annual meeting. If you own Common Stock in more than one account, such as individually and through one or more brokers, you may receive more than one set of proxy materials. In order to vote all of your shares by proxy, you should vote the shares in each different account as described below under “Street Name Holders and Record Holders” and “How Record Holders Vote.”

On or about March 31, 2006, we began mailing these proxy materials to all shareholders of record at the close of business on March 17, 2006. On the record date, there were 15,591,964 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders at the annual meeting.

Matters to be Considered

At the annual meeting, shareholders will consider and vote upon:

•	The election of two directors to a term of office expiring at the 2009 Annual Meeting of Shareholders; and

•	The ratification of the appointment of KPMG LLP as the independent auditors of Midas for the fiscal year ending December 30, 2006.

In addition, shareholders will transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Street Name Holders and Record Holders

If you own shares through a broker, the registered holder of those shares is the broker or its nominee. Such shares are often referred to as held in “street name”, and you, as the beneficial owner of those shares, do not appear in Midas’ stock register. For street name shares, there is a two-step process for distributing our proxy materials and tabulating votes. Brokers inform Midas how many of their clients own Common Stock in street name, and the brokers forward our proxy materials to those beneficial owners. If you receive our proxy materials, including a voting instruction card, from your broker, you should vote your shares by following the procedures specified on the voting instruction card. Shortly before the annual meeting, your broker will tabulate the votes it has received and submit a proxy card to us reflecting the aggregate votes of the street name holders. If you plan to attend the annual meeting and vote your street name shares in person, you should contact your broker to obtain a broker’s proxy card and bring it to the annual meeting.

If you are the registered holder of shares, you are the record holder of those shares, and you should vote your shares as described below under “How Record Holders Vote.”

How Record Holders Vote

You can vote at the annual meeting in person or by proxy. We recommend that you vote by proxy even if you plan to attend the annual meeting. You can always attend the annual meeting and revoke your proxy by voting in person.

There are three ways to vote by proxy:

•	By telephone—You can vote by touch tone telephone by calling toll-free 1-800-652-VOTE (8683), 24 hours a day, 7 days a week, and following the instructions on our proxy card and the recorded message;

•	By Internet—You can vote by Internet by going to the website www.computershare.com/expressvote and following the instructions on our proxy card and your computer screen; or

•	By mail—You can vote by mail by completing, signing, dating and mailing our enclosed proxy card.

By giving us your proxy, you are authorizing the individuals named on our proxy card, which we refer to as the “proxies”, to vote your shares in the manner you indicate. You may vote for the election of or withhold authority to vote for each of our director nominees by so indicating on the proxy card. Also, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the ratification of the appointment of KPMG LLP as the independent auditors of Midas.

If you vote by proxy without indicating your instructions, your shares will be voted FOR:

•	The election of our two director nominees; and

•	The ratification of the appointment of KPMG LLP as the independent auditors of Midas.

Employees Who are Shareholders

If you are one of our many employees who participate in the Midas Common Stock Fund under Midas’ Retirement Savings Plan (the “Savings Plan”), you will receive from the Savings Plan trustee a request for voting instructions with respect to all of the shares allocated to your Savings Plan account. You are entitled to direct the Savings Plan trustee how to vote your Savings Plan shares. If you do not give voting instructions to the Savings Plan trustee within the time specified by the Savings Plan trustee, your Savings Plan shares will be voted by the Savings Plan trustee in the same proportion as shares held by the Savings Plan trustee for which voting instructions have been received. You may revoke your previously given voting instructions by filing with the Savings Plan trustee either a written notice of revocation or a properly completed and signed proxy card bearing a later date.

Quorum Requirement

A quorum is necessary to hold a valid meeting of shareholders. If shareholders entitled to cast at least a majority of the shares entitled to vote at the annual meeting are present in person or by proxy, a quorum will exist. Shares owned by Midas are not voted and do not count for quorum purposes. In order to assure the presence of a quorum at the annual meeting, please vote your shares in accordance with the instructions described above, even if you plan to attend the annual meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

The Vote Necessary for Action to be Taken

If a quorum is present at the annual meeting, the two persons receiving the greatest number of votes will be elected to serve as directors. As a result, withholding authority to vote for a director nominee, or abstentions, and broker non-votes with respect to the election of directors will not affect the outcome of the election of directors.

If a quorum is present at the meeting, ratification of the appointment of KPMG LLP as the independent auditors of Midas requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

Revocation of Proxies

If you are a registered holder of Common Stock, you may revoke your proxy at any time before your proxy is voted by: (1) giving written notice of revocation to Midas’ Corporate Secretary, (2) executing a later-dated proxy card (including by Internet or telephone), or (3) attending the annual meeting and voting your shares in person. If your shares are held in “street name,” you must contact your broker to revoke your proxy.

Other Matters

The Board does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement. Under our Bylaws, generally no business besides the proposals discussed in this proxy statement may be transacted at the annual meeting. However, if any other matter properly comes before the annual meeting, your proxies will act on such matter in their discretion.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is comprised of six members divided into three classes, with one class of directors elected each year for a three-year term. Five of our six directors are not Midas employees.

Jarobin Gilbert, Jr. and Diane L. Routson are now directors of Midas and their terms expire at the 2006 annual meeting. Mr. Gilbert and Ms. Routson have notified Midas of their willingness to stand for re-election to the Board. If either or both director nominee(s) fail to stand for election, the proxies named in our proxy card currently intend to vote for a substitute nominee(s) designated by the Board. Alternatively, the Board may reduce or increase the number of directors to be elected at the annual meeting or otherwise.

The following sets forth information as to our director nominees for election at the annual meeting and each director continuing in office.

Nominees for election at the annual meeting to a term expiring in 2009:

Name	Director Since	Age	Principal Occupation and Directorships
Jarobin Gilbert, Jr.	1998	60	Mr. Gilbert is President and Chief Executive Officer of DBSS Group, Inc., a management, planning and international trade advisory firm. He has served in that capacity since the company’s inception in 1990. In addition, Mr. Gilbert is a director of PepsiAmericas, Inc. and Foot Locker, Inc. He also serves on the Board of Directors of the American Council on Germany and the Harlem Partnership. He is a permanent member of the Council on Foreign Relations.

Diane L. Routson	2003	50	Ms. Routson was formerly Senior Vice President and Chief Financial Officer of MTL Insurance Company, the principal operating subsidiary of Mutual Trust Holding Company of Oak Brook, Illinois. She served in that capacity from 1995 to 2005.

The Board of Directors recommends a vote FOR our nominees for director.

Directors whose present terms continue until the 2007 annual meeting of shareholders:

Name	Director Since	Age	Principal Occupation and Directorships
Archie R. Dykes	1998	75	Dr. Dykes is Lead Director of the Board of Directors of PepsiAmericas, Inc. In addition, he is a director of Raytech Corporation and Colorado Baking Company. Dr. Dykes served as Chairman of the Board and Chief Executive Officer of Fleming Companies, Inc., Dallas, Texas (now called CoreMark International) from March 2003 to September 2004. From 1988 to 2004, he was Chairman of Capital City Holdings, Inc., a venture capital organization. He also served as Chairman and Chief Executive Officer of the Security Benefit Group of Companies from 1980 through 1987, and as Chancellor of the University of Kansas from 1973 to 1980. Before that, he was Chancellor of the University of Tennessee. Dr. Dykes is also a member of the Board of Trustees of the Kansas University Endowment Association and the William Allen White Foundation. He formerly served as Vice Chairman of the Commission on the Operation of the United States Senate and as a member of the Executive Committee of the Association of American Universities.

Alan D. Feldman	2003	54	Mr. Feldman joined Midas as President and Chief Executive Officer in January 2003. From 1994 through 2002, Mr. Feldman held senior management posts at McDonald’s Corporation. His most recent positions were President and Chief Operating Officer of McDonald’s Americas and President of McDonald’s USA. From 1983 to 1994, Mr. Feldman held financial and operational posts with the Pizza Hut and Frito-Lay units of Pepsico. In 1993, he was named Senior Vice President, Business Strategy, and Chief Financial Officer of Pizza Hut, after having served as its Senior Vice President of Operations from 1990 to 1993. Mr. Feldman is a director of Foot Locker, Inc.

Directors whose present terms continue until the 2008 annual meeting of shareholders:

Name	Director Since	Age	Principal Occupation and Directorships
Thomas L. Bindley	1998	62	Mr. Bindley is President of Bindley Capital Corporation, a private investment and consulting firm, which he founded in 1998. From 1992 to 1998, Mr. Bindley served as Executive Vice President and Chief Financial Officer of Whitman Corporation (now called PepsiAmericas, Inc.). Prior to joining Whitman, Mr. Bindley served in a similar capacity with Square D Company from 1986 to 1991. During the previous eight years, he held several executive positions with McGraw Edison Company, including Senior Vice President—Finance and Vice President and Treasurer. Mr. Bindley is a director of the Lincoln National Income Fund, Inc. He also serves as a director of Junior Achievement of Chicago.

Robert R. Schoeberl	1998	70	Mr. Schoeberl retired in 1994 as Executive Vice President and Member of the Executive Committee of Montgomery Ward, a mass retailer of consumer products. Prior to joining Montgomery Ward, he was Senior Vice President of Sales and Marketing at GNB Automotive Batteries from 1982 to 1985. Mr. Schoeberl serves as a director of TBC Corporation and Lund International. He is a member of the Board of Trustees at Mount Mercy College and the Automotive Foundation.

Meetings and Committees of the Board

The Board is responsible for the oversight of the management of Midas. The Board meets on a regular basis to review Midas’ operations, strategic and business plans, acquisitions and dispositions, and other significant developments affecting Midas, and to act on matters requiring approval of the Board. The Board also holds special meetings when important matters require Board action between scheduled meetings. Members of senior management are regularly invited to Board meetings to discuss the progress of and future plans relating to their areas of responsibility.

The Board met six times in 2005. Each director attended at least 75% of the meetings of the Board and the Committees on which that director served.

As required under the rules of the New York Stock Exchange, a majority of the Board members is independent. The independent Board members are as follows: Thomas L. Bindley, Archie R. Dykes, Jarobin Gilbert, Jr., Diane L. Routson, and Robert R. Schoeberl. Mr. Feldman, Midas’ President and Chief Executive Officer, is the only non-independent Board member. The Board has not adopted categorical standards of materiality for independence purposes (other than those set forth in the New York Stock Exchange listing standards). Based upon information provided by the directors and Midas, the Board determined that these directors do not have any material relationships (e.g., commercial, industrial, banking, consulting, legal, accounting, charitable or familial) which would impair the independence of any of these non-employee directors.

Also as required under the rules of the New York Stock Exchange, the independent non-management members of the Board hold regularly scheduled executive sessions. The non-executive Chairman of the Board, Robert R. Schoeberl, serves as the presiding director of all such executive sessions.

Interested parties may communicate directly with the non-management directors by contacting the Chairman of the Audit and Finance Committee of the Board (on an anonymous basis, if desired) in the manner set forth in Midas’ Corporate Code of Ethics.

To facilitate independent director review, and to make the most effective use of the directors’ time and capabilities, the Board has established an Audit and Finance Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. All of our non-management directors are members of these Committees. The respective Chairperson for each Committee is as follows: Jarobin Gilbert, Jr. – Audit and Finance Committee; Thomas L. Bindley – Compensation Committee; and Archie R. Dykes – Nominating and Corporate Governance Committee.

The Audit and Finance Committee operates under a formal charter adopted by the Board, a copy of which is available on Midas’ website. The Audit and Finance Committee has the ultimate authority to select and evaluate Midas’ external auditors and any outside firm performing internal audit functions. The Committee reviews with the external auditors and approves the audit report of Midas as prepared by its external auditors, the plan and scope of the audit, and the audit and any non-audit fees paid to the external auditors. The Committee also assures the independence of the external auditors, monitors the adequacy of reporting and internal controls, and meets periodically with internal and external auditors. In addition, the Committee reviews Midas’ internal audit reports, Annual Report, Form 10-K and Proxy Statement and reports its findings and recommendations to the Board for appropriate action. The Committee also oversees the financial affairs of Midas.

As required by the rules of the New York Stock Exchange, all members of the Committee are independent, as such term is defined in the NYSE’s listing standards. In addition, the Committee has determined that one of its members, Diane L. Routson, qualifies as an “audit committee financial expert,” as such term is defined under Section 407 of the Sarbanes-Oxley Act of 2002 and the applicable Securities and Exchange Commission regulations promulgated thereunder. The Committee met four times in 2005.

The Compensation Committee operates under a formal charter adopted by the Board, a copy of which is available on Midas’ website. The Compensation Committee oversees the compensation policies of Midas,

administers employee incentive plans, determines the compensation of the Chief Executive Officer, reviews and/or approves officers’ salaries, approves significant changes in salaried employee benefits and recommends to the Board such other forms of remuneration as it deems appropriate. The Committee also receives and reviews reports of the Corporate Benefits Committee of the Midas Benefit Programs. As required by the rules of the New York Stock Exchange, all members of the Committee are independent, as such term is defined in the NYSE’s listing standards. The Committee met five times in 2005.

The Nominating and Corporate Governance Committee operates under a formal charter adopted by the Board, a copy of which is available on Midas’ website. The Nominating and Corporate Governance Committee oversees the broad range of issues surrounding the composition and operation of the Board, including identifying individuals qualified to become Board members, recommending to the Board director nominees and recommending to the Board a set of corporate governance principles applicable to Midas. The Committee also provides assistance to the Board in the areas of: Board Committee selection and rotation practices; evaluation of the overall effectiveness of the Board, its Committees, individual directors and Midas management; and review and consideration of developments in corporate governance practices.

The Committee evaluates director nominees recommended by shareholders in the same manner in which it evaluates other director nominees. The Committee has established selection criteria that identify desirable skills and experience for prospective Board members, including those properly nominated by shareholders, and address the issues of diversity and background. The Board, with the assistance of the Committee, selects potential new Board members using the criteria and priorities set forth in Midas’ Corporate Governance Guidelines, as may be modified from time to time by the Committee.

Desired personal qualifications for potential director nominees include: the intelligence, integrity, strength of character and sense of timing required to assess and challenge the way things are done and to recommend alternative solutions to problems; the independence necessary to make an unbiased evaluation of management performance and effectively carry out responsibilities of oversight; an awareness of both the business and social environment in which Midas operates; and the commitment, sense of urgency and spirit of cooperation that will enable him or her to interface with other Board members in directing the future, profitable growth of Midas.

Desired experience qualifications for potential director nominees include: a senior executive or leadership role with a major business organization (equivalent relevant experience from other backgrounds, such as legal, academic, government or other non-profit, as well as higher potential senior level business executives, may also be considered); proven records of accomplishment and preferably experience as a board member of an independent public company; first-hand experience with international operations; a working knowledge of corporate governance issues and the appropriate role of a board of directors; exposure to the numerous programs a corporation employs relative to creating shareholder value, while balancing the needs of all stakeholders; and absence of employment or affiliation with organizations that engage in competitive lines of business or other conflicts of interest. The composition, skills and needs of the Board may change over time and will be considered in establishing the desirable profile of candidates for any specific Board opening.

The Committee will consider nominees recommended by directors, shareholders and management, provided that appropriate information with respect to the suggested candidate(s) is presented to the Committee for evaluation, and provided, further, that nominations by shareholders must be made in accordance with Midas’ Bylaws. See “Shareholder Proposals” below. In order for a shareholder nomination to be considered for inclusion in the proxy statement, the nominee must meet the selection criteria set forth in Midas’ Corporate Governance Guidelines, as such criteria may be modified from time to time by the Committee.

As required by the rules of the New York Stock Exchange, all members of the Committee are independent, as such term is defined in the NYSE’s listing standards. The Committee met two times in 2005.

Compensation of Directors

Directors who are not employees of Midas receive an annual retainer of $25,000, plus $1,000 for each Board meeting and Board Committee meeting attended. The Chairperson of each Board Committee is paid an additional $5,000 annual retainer. Prior to 2005, each director was granted an Annual Director Stock Option Award consisting of a ten-year option to purchase 2,000 shares of Common Stock of Midas, with an exercise price equal to the fair market value of the Common Stock on the date of grant. These options became exercisable in equal annual installments on each of the first five anniversaries of the date of grant. In the event of a Change in Control, as defined in Midas’ Stock Incentive Plan, each option will become fully exercisable or, in certain cases, will be settled in cash by Midas.

On March 7, 2005, the Board, taking into account current market trends, decided that, going forward, the Company would issue Annual Director Restricted Stock Awards in lieu of the Annual Director Stock Option Awards. As a result, commencing in 2005, each director is to receive, as an annual award under Midas’ Stock Incentive Plan, 1,000 restricted shares of Common Stock of Midas instead of one option to purchase 2,000 shares of Common Stock of Midas. These restricted shares vest in equal annual installments on each of the first four anniversaries of the date of grant. In the event of a Change in Control, as defined in Midas’ Stock Incentive Plan, each restricted share will vest and, in certain cases, will be settled in cash by Midas.

In addition to the fees described above, the Board of Directors has agreed to pay to Robert R. Schoeberl, as compensation for his services as Midas’ non-executive Chairman of the Board of Directors, an annual supplemental director fee in the amount of $25,000 per year.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit and Finance Committee of the Board of Directors has appointed KPMG LLP, independent public accountants, as the independent auditors of Midas for the fiscal year ending December 30, 2006. KPMG LLP has been the independent auditors of Midas since its spin-off as an independent public company in 1998. We expect that a representative of KPMG LLP will attend the annual meeting and will have an opportunity to make a statement and respond to appropriate questions as he or she may desire. The Board of Directors is seeking shareholder ratification of its appointment of KPMG LLP as Midas’ independent auditors for the fiscal year ending December 30, 2006.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the independent auditors of Midas for the fiscal year ending December 30, 2006.

Shareholder ratification of the Board’s appointment of KPMG LLP as Midas’ independent auditors is not required by Midas’ Bylaws or otherwise. However, the Board of Directors is submitting the appointment of KPMG LLP to the shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the appointment, the Audit and Finance Committee and the Board of Directors will reconsider whether to retain that firm. Furthermore, even if the selection is ratified, the Audit and Finance Committee and the Board of Directors, in their discretion, may direct the appointment of different independent auditors for Midas at any time during the year if they determine that such an appointment would be in the best interests of Midas and its shareholders.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Midas for the fiscal years ended January 1, 2005, and December 31, 2005, by Midas’ principal accounting firm, KPMG LLP:

	Fiscal 2004	Fiscal 2005
Audit Fees (a)	$1,245,000	$855,000
Audit-Related Fees (b)	0	10,400
Tax Fees (c)	44,701	58,000
All Other Fees	0	0

	$1,289,701	$923,400

(a)	Includes fees for services provided in connection with Sarbanes-Oxley Section 404 attestation.
(b)	Includes fees for employee benefit plan audits.
(c)	Includes fees for services provided in connection with tax consulting and compliance.

PRE-APPROVAL POLICY FOR INDEPENDENT AUDITORS SERVICES

Pursuant to its written charter, the Audit and Finance Committee, or a subcommittee thereof comprised of one or more independent directors, is responsible for pre-approving all audit and permitted non-audit services to be performed for Midas by its independent auditors. In recognition of this responsibility, the Audit and Finance Committee has established a policy to pre-approve all audit and permissible non-audit services provided by Midas’ independent auditors. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit and Finance Committee requires specific pre-approval before engaging the independent auditors. The Audit and Finance Committee may delegate pre-approval authority to a subcommittee comprised of one or more of its members. The member or members to whom such authority is delegated must report, for information purposes only, any pre-approval decisions to the Audit and Finance Committee at its next scheduled meeting. In 2005, the Audit and Finance Committee delegated to the Committee Chairman the authority to approve, on behalf of the Committee, the engagement of Midas’ independent auditors to provide specific audit and permitted non-audit services which may from time to time be required by Midas, provided that the estimated fees for such services do not exceed $50,000 per year in the aggregate.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

In accordance with its charter, which was originally adopted by the Board of Directors in September 1998 and most recently amended in June 2004, the Audit and Finance Committee assists the Board in fulfilling its oversight responsibilities in the areas of Midas’ accounting policies and practices and financial reporting. The Committee also assists the Board in overseeing, selecting and ensuring the independence of the company’s external auditors, as well as overseeing its internal auditors. The Committee met four times in 2005.

As required under the rules of the New York Stock Exchange, the Audit and Finance Committee consists entirely of independent directors.

In connection with the fiscal 2005 financial statements, the Audit and Finance Committee reviewed and discussed the audited financial statements with management. The Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees”, and, with and without management present, discussed and reviewed the results of KPMG LLP’s audit of the financial statements.

Additionally, the Committee obtained from KPMG LLP the written disclosures and the letter required by Independence Standards Board Statement No. 1, “Independence Discussions with Audit Committees”, and has discussed with KPMG LLP any relationships that may affect its independence. The Audit and Finance Committee has considered whether the non-audit services provided by KPMG LLP are compatible with maintaining KPMG LLP’s independence.

Based upon these reviews and discussions, the Audit and Finance Committee has recommended to the Board of Directors, and the Board of Directors has approved, that Midas’ audited financial statements be included in the Midas, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

THE AUDIT AND FINANCE COMMITTEE

Jarobin Gilbert, Jr., Chairman

Thomas L. Bindley

Archie R. Dykes

Diane L. Routson

Robert R. Schoeberl

CORPORATE GOVERNANCE

In compliance with the requirements of the Sarbanes-Oxley Act of 2002, as promulgated through Securities and Exchange Commission regulations, and the New York Stock Exchange’s listing standards for companies listed on the NYSE, Midas has adopted Corporate Governance Guidelines and a Corporate Code of Ethics for its directors, officers and other employees. In addition, Midas has established a Nominating and Corporate Governance Committee and has taken steps necessary to ensure that the charter of each Board Committee complies with the requirements of the Sarbanes-Oxley Act of 2002, as promulgated through Securities and Exchange Commission regulations, and the New York Stock Exchange’s listing standards for companies listed on the NYSE. Each of the foregoing documents is posted on Midas’ website located at www.midas.com and is available in print to any shareholder that requests them. Any waivers granted to executive officers or directors under, and any amendments to, Midas’ Corporate Code of Ethics will also be promptly posted by Midas on its website.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth the beneficial ownership of Common Stock of Midas on March 1, 2006, by each director of Midas, by each executive officer who is named in the Summary Compensation Table and by all directors and executive officers of Midas as a group. The table also sets forth the beneficial ownership of the Common Stock based on the 15,584,961 shares outstanding on March 1, 2006, by each person known by Midas to be the beneficial owner of more than 5% of the Common Stock. Each of the following persons has sole voting and investment power with respect to the shares of Common Stock shown unless otherwise indicated. Where not indicated, addresses shall be that of Midas’ principal executive office.

Name	Amount and Nature of Beneficial Ownership (a)		Percent of Class
Thomas L. Bindley	18,915		*
Frederick W. Dow, Jr.	55,899		*
Archie R. Dykes	11,941		*
Alan D. Feldman	527,358		3.31%
Jarobin Gilbert, Jr.	9,470		*
William M. Guzik	101,087		*
Alvin K. Marr	23,204		*
Diane L. Routson	1,400		*
Robert R. Schoeberl	45,471		*
John A. Warzecha	130,929		*
All Directors and Executive Officers as a Group (19 persons)	994,637	(b)	6.16%
MLF Investments, LLC (and affiliates) 455 N. Indian Rock Road, Suite B Belleair Bluffs, FL 33770	2,190,920	(c)	14.06%
Mario J. Gabelli (and affiliates) c/o Gabelli Asset Management, Inc. One Corporate Center Rye, NY 10580	1,884,200	(d)	12.09%

*	Less than 1%.
(a)

Includes shares which the named director or executive officer has the right to acquire prior to or on April 30, 2006 through the exercise of stock options, as follows: Mr. Bindley, 8,000 shares; Mr. Dow, 27,500 shares; Dr. Dykes, 8,000 shares; Mr. Feldman, 330,000 shares; Mr. Gilbert, 8,000 shares; Mr. Guzik, 39,500 shares; Mr. Marr, 4,000 shares; Ms. Routson, 400 shares; Mr. Schoeberl, 14,667 shares; and Mr. Warzecha, 104,630 shares. Also includes shares of restricted stock owned by the named director or executive officer which have not yet vested as of April 30, 2006, as follows: Mr. Bindley, 1,000 shares; Mr. Dow, 25,166 shares; Dr. Dykes, 1,000 shares; Mr. Feldman, 120,833 shares; Mr. Gilbert, 1,000 shares; Mr. Guzik, 45,166 shares; Mr. Marr, 17,333 shares; Ms. Routson, 1,000 shares; Mr. Schoeberl, 1,000 shares; and Mr. Warzecha, 20,166 shares.

(b)	The number of shares shown as beneficially owned includes: (i) 567,897 shares which the directors and executive officers have the right to acquire prior to or on April 30, 2006 through the exercise of stock options; (ii) 276,828 shares subject to possible forfeiture under outstanding restricted stock awards that have not vested as of April 30, 2006; and (iii) 1,217 shares representing the vested beneficial interest of such persons under Midas’ Retirement Savings Plan as of February 28, 2006.
(c)	Based upon a Form 4 filed on December 2, 2005 by MLF Holdings LLC (“MLFH”), MLF Investments, LLC (“MLFI”), MLF Partners, L.P. (“MLFP”), MLF Offshore Portfolio Company, L.P. (“MLFO”), MLF Cayman GP, Ltd. (“MLFC”), MLF Capital Management, L.P. (“MLFM”), and Matthew L. Feshbach. The business address of MLFO and MLFC is c/o Trident Trust Company (Cayman) Ltd., One Capital Place, P.O. Box 847. The business address of Mr. Feshbach, MLFP, MLFM and MLFH is the same as the business address of MLFI listed in the table. These securities are owned directly by MLFO, and owned indirectly by (i) MLFC by virtue of its being the general partner of MLFO, (ii) MLFH by virtue of its being the general partner of MLF Capital, (iii) MLFI by virtue of its being the general investment advisor/manager of MLFO, (iv) MLFM, by virtue of its being the sole shareholder of MLFC, and (v) Mr. Feshbach by virtue of his position as managing member of MLFI. Each of Mr. Feshbach, MLFI, MLFC, MLFH and MLFM may be deemed to have indirect beneficial ownership of such shares and share voting and dispositive power with respect to such shares.
(d)	Based upon a Schedule 13D/A filed on July 13, 2005, by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer. Of such reported shares: (i) 486,000 shares are held of record by Gabelli Funds, LLC, a registered investment advisor (“Gabelli Funds”); (ii) 1,369,200 shares are held of record by GAMCO Investors, Inc., a registered investment advisor (“GAMCO”); and (iii) 29,000 shares are held of record by Gabelli Advisers, Inc., an investment advisor. Each of these funds has sole voting and dispositive power with respect to the shares held of record by such fund except that (1) GAMCO does not have the authority to vote 101,500 of the shares, (2) Gabelli Funds has sole dispositive and voting power of its shares as long as the aggregate voting interest of all the funds does not exceed 25% of their total voting interest in the company and, in such event, the Proxy Voting Committee of each of the funds shall respectively vote that fund’s shares, (3) at any time, the Proxy Voting Committee of each fund may take and exercise, in its sole discretion, the entire voting power with respect to the shares held by such fund under special circumstances, such as regulatory considerations, and (4) Mario Gabelli, Gabelli Asset Management Inc. (“GBL”) and Gabelli Group Capital Partners, Inc. (“Gabelli Partners”) have indirect power with respect to securities beneficially owned directly by the other funds. Gabelli Partners makes investments for its own account and is the parent company of GBL. GBL is a public company on the New York Stock Exchange and parent company for a variety of companies engaged in the securities business including those listed above in this footnote.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of Midas and persons who own more than ten percent of the Common Stock of Midas to file with the Securities and Exchange Commission (“SEC”) initial reports of beneficial ownership and reports of changes in ownership of the Common Stock of Midas. Such directors, officers and ten percent shareholders are required to furnish to Midas copies of all Section 16(a) reports that they file.

To Midas’ knowledge, based solely on a review of the copies of such reports furnished to Midas and written representations that no other reports were required during the fiscal year ended December 31, 2005, its directors, executive officers and ten percent shareholders complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table shows annual and long-term compensation for Midas’ Chief Executive Officer and the four other most highly compensated executive officers of Midas serving at the end of fiscal 2005.

Summary Compensation Table

Name and Principal Position	Annual Compensation					Long-Term Compensation Awards
	Fiscal Year	Salary($)	Bonus($)(a)	Other Annual Compensation($)		Restricted Stock Awards($)(b)	Options/ SARs (#)	All Other Compensation ($)(c)
Alan D. Feldman	2005	725,000	520,000	54,596	(d)	1,108,500	50,000	14,778
President and CEO	2004	680,000	510,000	52,527	(d)	373,000	130,000	14,834
	2003	635,227	300,000	46,790	(d)	1,136,850	550,000	3,284

William M. Guzik	2005	275,000	133,513	29,094	(e)	620,760	8,000	13,689
Senior Vice President	2004	255,000	120,900	23,953	(e)	265,760	17,500	19,759
and CFO	2003	230,000	57,500	26,026	(e)	80,900	40,000	163,162	(f)

John A. Warzecha	2005	250,000	116,988	29,224	(g)	177,360	8,000	24,840
Senior Vice President	2004	235,000	109,300	25,390	(g)	265,760	17,500	18,091
Franchise Operations	2003	217,000	50,995	32,976	(g)	0	30,000	641,402	(h)
and Sales

Frederick W. Dow, Jr.	2005	250,000	117,475	27,183	(j)	177,360	8,000	13,590
Senior Vice President	2004	235,000	111,400	22,831	(j)	265,760	17,500	7,952	(k)
and Chief Marketing	2003	122,812	40,342	11,360	(j)	103,300	60,000	25,023	(k)
Officer (i)

Alvin K. Marr	2005	205,000	97,867	19,498	(l)	266,040	8,000	13,412
Senior Vice President,	2004	190,000	62,800	16,939	(l)	79,263	11,500	13,052
General Counsel and	2003	170,000	29,750	16,470	(l)	40,450	20,000	160,948	(m)
Secretary

(a)	Signing and retention cash awards are included under “All Other Compensation.”
(b)	Dividends are paid on restricted stock at the times and in the same amounts as dividends are paid to all shareholders. The following chart sets forth certain market value and vesting information with respect to the restricted stock awards:

	No. of Restricted Shares Held on December 31, 2005	December 31, 2005 Market Value ($)	Vesting
Alan D. Feldman	50,000		January 9, 2008 (i)
	7,500		3,750 shares on May 8, 2006 and 2007
	13,333		May 11, 2009 (ii)
	50,000		May 10, 2012 (iii)

	120,833	2,218,494

William M. Guzik	5,000		2,500 shares on May 8, 2006 and 2007
	4,166		May 11, 2009 (ii)
	8,000		May 11, 2008
	8,000		May 10, 2012 (iii)
	20,000		May 10, 2009

	45,166	829,248

	No. of Restricted Shares Held on December 31, 2005	December 31, 2005 Market Value ($)	Vesting
John A. Warzecha	4,166		May 11, 2009 (ii)
	8,000		May 11, 2008
	8,000		May 10, 2012 (iii)

	20,166	370,248

Frederick W. Dow, Jr.	5,000		2,500 shares on June 13, 2006 and 2007
	4,166		May 11, 2009 (ii)
	8,000		May 11, 2008
	8,000		May 10, 2012 (iii)

	25,166	462,048

Alvin K. Marr	2,500		1,250 shares on June 13, 2006 and 2007
	2,833		May 11, 2009 (ii)
	12,000		May 10, 2012 (iii)

	17,333	318,234

(i)	The Board of Directors, in its discretion, may accelerate vesting of these shares on or after January 9, 2007 if the cumulative total shareholder return of Midas stock during the immediately preceding 12-month period exceeds the cumulative total shareholder return of the S&P 500 Index for the same period.
(ii)	Vesting of one-half of these shares shall accelerate on one or more of May 11, 2006, 2007, and 2008 if the cumulative total shareholder return of Midas stock during the immediately preceding 12-month period exceeds the cumulative total shareholder return of the S&P 500 Index for the same period.
(iii)	Vesting of one-third of these shares shall accelerate on one or more of May 10, 2006, 2007, 2008, 2009, 2010, and 2011 if the cumulative total shareholder return of Midas stock during the immediately preceding 12-month period exceeds the cumulative total shareholder return of the S&P 500 Index for the same period.
(c)	Unless otherwise stated, the amounts shown for All Other Compensation are company-matching contributions under qualified and/or non-qualified defined contribution plans and executive term life insurance premium payments.
(d)	Includes (i) a $33,600 car allowance and $8,258 in financial planning related fees for 2005, (ii) a $33,600 car allowance and $10,480 in financial planning related fees for 2004, and (iii) a $32,836 car allowance and $2,890 in financial planning related fees for 2003.
(e)	Includes (i) an $18,600 car allowance for each of 2005, 2004 and 2003, and (ii) $3,367 in financial planning related fees for 2005.
(f)	Includes a $150,000 retention award.
(g)	Includes (i) an $18,600 car allowance for each of 2005, 2004 and 2003, and (ii) interest expense of $8,775 in 2003 in connection with the loan made by Midas to Mr. Warzecha to allow Mr. Warzecha to acquire restricted stock pursuant to Midas’ Executive Stock Ownership Program, which interest Midas had agreed to forgive.
(h)	Includes a $472,509 loan forgiveness and a $150,000 retention award.
(i)	Mr. Dow joined Midas as Senior Vice President and Chief Marketing Officer in June 2003.
(j)	Includes (i) an $18,600 car allowance for 2005 and 2004, and (ii) a $10,153 car allowance for 2003.
(k)	Includes relocation related expenses of $871 in 2004 and $24,360 in 2003.
(l)	Includes (i) a $17,550 car allowance for 2005, and (ii) a $14,400 car allowance for 2004 and 2003.
(m)	Includes a $150,000 retention award in 2003.

Option Grants in Fiscal 2005

The following table shows, for each of the executive officers named in the Summary Compensation Table, options to purchase Common Stock of Midas granted during fiscal 2005. No stock appreciation rights were granted during 2005.

Name	Number of Securities Underlying Options Granted In 2005(a)	% of Total Options Granted to Employees In 2005	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (b)
					5% ($)	10% ($)
Alan D. Feldman	50,000	46.7%	$22.17	5/10/15	697,130	1,766,664
William M. Guzik	8,000	7.5%	$22.17	5/10/15	111,540	282,666
John A. Warzecha	8,000	7.5%	$22.17	5/10/15	111,540	282,666
Frederick W. Dow, Jr.	8,000	7.5%	$22.17	5/10/15	111,540	282,666
Alvin K. Marr	8,000	7.5%	$22.17	5/10/15	111,540	282,666

(a)	Each option was granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. These options become exercisable in equal annual installments on each of the first five anniversaries of the date of grant. In the event of a Change in Control, as defined in Midas’ Stock Incentive Plan, each option becomes fully exercisable or, in certain cases, will be settled in cash by Midas.
(b)	The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed annual growth rates mandated by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. The calculations were based on the exercise price per share and the term of the options.

Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values

The following table shows information with respect to the executive officers named in the Summary Compensation Table regarding the exercise of options to purchase Common Stock of Midas during fiscal 2005 and unexercised options held as of December 31, 2005.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options Held at December 31, 2005 (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2005 ($) (a) Exercisable/ Unexercisable
Alan D. Feldman	0	—	230,000/500,000	2,523,400/3,785,100
William M. Guzik	30,000	$383,564	39,500/76,000	197,710/429,180
John A. Warzecha	3,626	38,019	104,630/43,000	415,994/209,910
Frederick W. Dow, Jr.	0	—	27,500/58,000	175,200/262,800
Alvin K. Marr	22,300	$256,585	4,000/45,200	33,400/219,360

(a)	Based on $18.36, which was the closing price of Midas’ Common Stock on December 30, 2005, as reported for New York Stock Exchange Composite Transactions.

Pension Plans

Midas maintains qualified, defined benefit pension plans and nonqualified retirement plans paying benefits in optional forms elected by the employee based upon percentage multipliers which are applied to covered compensation and credited service. The benefit formula provides a normal retirement benefit of 1% of covered compensation for each year of credited service (excluding 1989–1991), up to a maximum of 20 years. The benefit formula also includes special minimum benefits based on credited service accrued through December 31, 1988 and covered compensation at retirement.

The following table reflects future benefits, payable as life annuities upon retirement, in terms of a range of amounts determined under the benefit formula mentioned above, at representative periods of credited service.

Projected Annual Pension

	Years of Credited Service (b)
Covered Compensation (a)	5	10	15	20 or more
$ 300,000	$15,000	$30,000	$45,000	$60,000
400,000	20,000	40,000	60,000	80,000
500,000	25,000	50,000	75,000	100,000
600,000	30,000	60,000	90,000	120,000
700,000	35,000	70,000	105,000	140,000
800,000	40,000	80,000	120,000	160,000
900,000	45,000	90,000	135,000	180,000
1,000,000	50,000	100,000	150,000	200,000
1,100,000	55,000	110,000	165,000	220,000
1,200,000	60,000	120,000	180,000	240,000

(a)	Covered compensation includes salary and bonus, as shown in the Summary Compensation Table, averaged over the five consecutive years in which such compensation is the highest.
(b)	As of December 31, 2005, Messrs. Feldman, Guzik, Warzecha, Dow and Marr had 3, 6, 30, 2 and 8 years of credited service, respectively.

Employment, Change in Control and Other Agreements with Named Executive Officers

Midas does not have written employment agreements with any of the executive officers named in the Summary Compensation Table, except as noted below in the case of severance agreements with Messrs. Feldman, Guzik, Warzecha, Marr and Dow. Rather, the terms of their respective employment with Midas are set annually by mutual agreement of the Board of Directors and these executives. These officers are generally entitled to the salary, bonus and other benefits described in the Summary Compensation Table, subject, in each case, to yearly increase in the discretion of the Board of Directors. Each of these executive officers is entitled to participate in Midas’ Stock Incentive Plan, the terms and conditions of which are described under the “Stock-Based Long-Term Incentives” section of the Report of the Compensation Committee. In addition, each of these executive officers (other than the Chief Executive Officer) is entitled to participate in Midas’ Annual Incentive Compensation Plan, the terms and conditions of which are described under the “Annual Incentives” section of the Report of the Compensation Committee. The Chief Executive Officer participates in a separate, CEO-specific incentive compensation plan, the terms and conditions of which are described under the “CEO Compensation” section of the Report of the Compensation Committee.

Midas entered into Change in Control Agreements (the “Change in Control Agreements”) with Messrs. Feldman, Guzik, Warzecha, Dow and Marr. The Change in Control Agreements were a result of a determination by the Board that it was important and in the best interests of Midas and its shareholders to ensure that, in the event of a possible change in control of Midas, the stability and continuity of management would continue unimpaired, free of the distractions incident to any such possible change in control.

For purposes of the Change in Control Agreements, a “change in control” includes (1) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Midas’ assets, other than a transaction in which the beneficial owners of the Common Stock of Midas prior to the transaction own at least two-thirds of the voting securities of Midas resulting from such transaction, no person owns 25% or more of the voting securities of the company resulting from such transaction and the members of the Midas Board of Directors constitute at least a majority of the members of the Midas Board resulting from such transaction, (2) the consummation of a plan of complete liquidation or dissolution of Midas, (3) the acquisition by any person or group of 25% or more of Midas’ voting securities, or (4) persons who were directors of Midas on January 30,

1998 (or their successors as approved by a majority of the members of the Midas Board) cease to constitute a majority of the Midas Board.

Benefits are payable under the Change in Control Agreements only if a change in control has occurred and within three years thereafter the officer’s employment is terminated involuntarily without cause or voluntarily by the officer for reasons such as demotion, relocation, loss of benefits or other “good reason” as defined in the Change in Control Agreements (a “Qualifying Termination”). The principal benefits to be provided to officers under the Change in Control Agreements are (i) a lump sum payment equal to three years’ compensation (base salary and incentive compensation), and (ii) continued participation in Midas’ employee benefit programs or equivalent benefits for three years following termination. The Change in Control Agreements provide that, if separation payments thereunder, either alone or together with payments under any other plan of Midas, would constitute a “parachute payment” as defined in the Internal Revenue Code of 1986, as amended, and, therefore, subject the officer to the excise tax imposed by Section 4999 of the Code, Midas will pay such tax and any taxes on such payment.

The Change in Control Agreements are not employment agreements and do not impair the right of Midas to terminate the employment of the officer with or without cause prior to a change in control, or the right of the officer to voluntarily terminate his employment at any time.

In October 2002, immediately following the resignation of Midas’ former Chairman and Chief Executive Officer, the Board of Directors approved special retention packages for certain of Midas’ key executive officers, including Messrs. Guzik, Warzecha and Marr, whose continued services were identified by the Board of Directors as critical to a successful management transition. Each package provides for, among other things, a severance payment in an amount equal to one year’s base salary in the event that the executive officer’s employment is terminated without cause at any time in the future. The executive officer would not be entitled to the one year severance payment if the termination also triggers the three year severance payment provided for under the Change in Control Agreements described above.

In addition, as part of his original offer of employment, Mr. Feldman was provided a severance package whereby, in the event of any involuntary termination of his employment without cause at any time in the future, he would be provided with (1) 24 months of base salary continuation (excluding automobile allowance), and (2) continuation of executive medical, dental and basic life insurance benefits for the same period. Mr. Feldman would not be entitled to the foregoing severance payments if the termination also triggers the three year severance payment provided for under the Change in Control Agreements described above.

Similarly, as part of his original offer of employment, Mr. Dow was provided a severance package whereby, in the event of any involuntary termination of his employment (excluding engagement in gross conduct injurious to the company) at any time in the future, he would be provided with (1) a lump sum payment equal to 12 months of base salary (excluding automobile allowance), and (2) reimbursement for COBRA coverage (medical and dental) for a 12-month period immediately following termination. Mr. Dow would not be entitled to the foregoing severance payments if the termination also triggers the three year severance payment provided for under the Change in Control Agreements described above.

REPORT OF THE COMPENSATION COMMITTEE

As required under the rules of the New York Stock Exchange, the Compensation Committee (the “Committee”) is comprised of all independent directors. The Committee determines and approves the compensation of the Chief Executive Officer. The Committee reviews and recommends to the Board of Directors for its approval the compensation for the other executive officers of Midas, including those named in the Summary Compensation Table. The Committee’s responsibilities include authorizing all salary increases for executive officers and direct reports to the Chief Executive Officer, and approving the formula, performance goals and awards under the Annual Incentive Compensation Plan and the Stock Incentive Plan.

Actual and potential awards, as well as performance criteria, vary in proportion to each executive officer’s accountability and responsibility for the performance of Midas with respect to policy-making and execution.

Midas’ salary policies and executive compensation plans are expressly constituted to encourage and reinforce individual and collective performance leading to increased shareholder value. Midas’ programs also seek to align short-term and long-term executive compensation opportunities with the interests of shareholders. The Annual Incentive Compensation Plan focuses on continuous improvement in annual financial performance. The Stock Incentive Plan is designed to reward creation of shareholder value over the longer term.

The Committee, with the assistance of independent compensation consultants, periodically assesses the consistency of Midas’ executive compensation programs with the Committee’s guidelines, Midas’ business strategy and general market practices. The consultants’ review is based on a competitive analysis of compensation survey data for a group of domestic companies with comparable retail sales levels as Midas. While not identical to the peer group of companies used in the Performance Graph contained in this proxy statement, this group includes many of those companies with whom Midas competes for similar executive talent. The Committee is satisfied that the company’s executive compensation program is consistent with the stated policy. For fiscal year 2005, executive compensation was comprised of base salary, bonuses, car allowances, as well as stock options and restricted stock awards under the Stock Incentive Plan.

Base Salary

Base salary levels for executive officers of Midas, including the President and Chief Executive Officer, are determined based on Midas’ actual experience in the hiring of senior executives who have been recruited from comparable positions in the industry, as well as a competitive analysis of compensation survey data for a group of domestic companies with comparable retail sales levels as Midas. Base salary levels for all other salaried employees of Midas are determined pursuant to both recent hiring experience and a widely-used job evaluation system, which Midas has had in place for some time. However, salary levels are not based exclusively on a formula; rather, the salary levels are derived from each position’s required skills and responsibilities, as compared to the average salary levels of like positions within companies, as provided through various relevant independently generated databases, including the compensation survey data referenced above. For the named executive officers, the databases included the group of comparable companies referenced above.

While Midas generally targets executive base salaries at the market median (the 50th percentile) to establish the relevant salary levels, the Committee considers a number of criteria in establishing and adjusting the base salary of a particular executive officer, including, among other things, recent hiring experience, individual performance, individual experience and longer term potential. The Committee approves salary actions for approximately 12 key executive positions.

The performance of each executive officer is evaluated annually following the close of the fiscal year so that each executive’s performance can be assessed within the context of Midas’ performance against its financial and strategic goals for the year. Individual performance is evaluated based on the specific responsibilities and accountabilities of the executive, the value of the services provided, the executive’s management skills and experiences, and the individual’s contribution to the performance and profitability of Midas. Base salary adjustments for executives during 2005 averaged approximately 3.0%.

CEO Compensation

The salary of Alan D. Feldman, Midas’ President and Chief Executive Officer, was initially established at an annual rate of $650,000 pursuant to an offer of employment dated January 13, 2003 and was consistent with what was deemed necessary and appropriate to attract and retain this qualified executive to assume the position of President and Chief Executive Officer. Mr. Feldman’s annual base salary was increased to $680,000 in 2004 and $725,000 in 2005. In addition, as a material inducement to his acceptance of employment with Midas, Mr. Feldman was granted (a) stock options to purchase 500,000 shares of Common Stock of Midas, which options vest ratably over a five year period, and (b) 150,000 shares of restricted stock of Midas, which shares cliff vest on the fifth anniversary of his employment commencement date (but are subject to the Board’s discretionary right to accelerate vesting of such restricted shares in 50,000 share increments on each anniversary of the date of grant if the total shareholder return on Midas stock during the immediately preceding 12-month period exceeds the total shareholder return of the S&P 500 Index for the same period). On March 7, 2005, the Board approved the accelerated vesting of 50,000 restricted shares of Midas based upon the fact that the total shareholder return on Midas stock for the one year period from January 9, 2004 to January 9, 2005 exceeded the cumulative shareholder return of the S&P 500 Index for the same period (i.e., 25.1% compared to 5.7%, respectively). Furthermore, for 2005, Mr. Feldman received a bonus totaling $520,000. This bonus was determined at the discretion of the Committee and approved by the Board based on the achievement of a number of key corporate strategic and financial objectives for 2005. These included, but were not limited to: substantially meeting Midas’ key financial goal for 2005 which was based on operating income; successful implementation of Midas’ strategy to exit the unprofitable exhaust manufacturing and distribution business; further reducing Midas’ debt and entering into a new five year bank agreement which is unsecured and more flexible and cost effective than the former agreement; successfully launching Midas’ entry into maintenance services as a core service category; substantially increasing Midas’ tire business by 40% on a comparable shop basis; generating improved performance from company-owned shops; and continuing to enhance Midas’ supply chain alliances. This bonus represented approximately 72% of Mr. Feldman’s base salary and approximately 96% of his established target bonus. Mr. Feldman was also granted stock options to purchase 50,000 shares of Common Stock of Midas, as well as 50,000 shares of restricted stock of Midas, pursuant to the Stock Incentive Plan in 2005.

Annual Incentives

The executive officers named in the Summary Compensation Table, other than the President and Chief Executive Officer, together with approximately 45 additional executives, participate in the Annual Incentive Compensation Plan. The Committee administers the Annual Incentive Compensation Plan. The Committee has the power to extend, amend or terminate the Annual Incentive Compensation Plan and to approve or modify the incentive formula, the performance measures and/or the target and actual awards. Target amounts payable under the Annual Incentive Compensation Plan are proportionate to each participant’s accountability for the business plans of Midas and range from 15% to 50% of base salary for all participants. During 2005, the amount of incentive compensation for each participant in the Annual Incentive Compensation Plan was 70% dependent on Midas’ operating income performance relative to pre-established targets and 30% dependent on the attainment of such participant’s individual objectives. As a result of the actual operating income achieved by Midas in 2005, participants will receive approximately 97% of the target bonus payout under the company objective component. In addition, participants will receive all or a portion of the individual objective component depending upon his or her achievement of such pre-established objectives.

Stock-Based Long-Term Incentives

Midas directly aligns the interests of management with those of its shareholders through the Stock Incentive Plan and through the periodic grant of stock options and restricted stock awards to its executives. General stock option and restricted stock award grant guidelines have been established based on competitive practices of similarly-situated general industry and other retail companies, the executive’s position, and the ability to influence longer-term operating performance. In making grants of stock options and/or restricted stock awards, the Committee considers the performance of Midas since the last grant, the level of stock options and/or restricted stock awards previously granted to the executive, and the performance of the executive.

Midas’ Stock Incentive Plan provides for the grant of restricted stock awards as well as non-qualified and incentive stock options at exercise prices equal to the closing market price on the date of grant. The Stock Incentive Plan provides executives of Midas with a significant interest in the creation of shareholder value through long-term growth in the price of Midas’ Common Stock.

On May 10, 2005, the Committee approved grants to Messrs. Feldman, Guzik, Warzecha, Dow and Marr of options to purchase 50,000 shares, 8,000 shares, 8,000 shares, 8,000 shares and 8,000 shares, respectively, of

Common Stock of Midas. Options granted to the President and Chief Executive Officer and the other executives are generally exercisable for ten years, absent earlier termination of employment, and provide for deferred vesting over five years to encourage retention of such executives.

Also on May 10, 2005, the Committee approved grants of restricted stock awards to Messrs. Feldman, Guzik, Warzecha, Dow and Marr for 50,000 shares, 28,000 shares, 8,000 shares, 8,000 shares and 12,000 shares, respectively, of Common Stock of Midas. Twenty thousand shares of restricted stock granted to Mr. Guzik vest on the fourth anniversary of the date of grant. The remaining restricted stock awards vest on the seventh (7th) anniversary of the date of grant (but are subject to accelerated vesting in increments of thirty-three and one-third percent (33 1/3%) of all such restricted shares on each anniversary of the date of grant if the total shareholder return on Midas stock during the immediately preceding 12-month period exceeds the total shareholder return of the S&P 500 Index for the same period).

On November 8, 2005, the Committee ratified the company’s adoption of an Executive Stock Ownership Policy. The purpose of this policy is to further vest certain senior executives in the long-term success of the company. The policy requires each affected executive to maintain ownership of Midas’ Common Stock in an amount equal to a multiple of such executive’s base salary. Specifically, Mr. Feldman, as Midas’ President and Chief Executive Officer, is required under the policy to maintain ownership of an amount of Midas’ Common Stock (including restricted stock) equal in value to four times his annual base salary. In addition, each direct report to the President and Chief Executive Officer, including Messrs. Guzik, Warzecha, Dow and Marr, is required under the policy to maintain ownership of an amount of Midas’ Common Stock (including restricted stock) equal in value to two times his respective annual base salary. Each affected executive is required to achieve his applicable required ownership level within five years of the commencement date of his employment (or, in the case of a promotion, five years from the date of promotion). Furthermore, until such time as the executive achieves his applicable required ownership level, he is prohibited from selling 100% of any restricted shares that vest and 50% of any shares obtained upon exercise of stock options (other than as needed to cover the tax obligation arising from such vesting or exercise). As of the date of this proxy statement, all of the company’s executive officers who are subject to the Executive Stock Ownership Policy are in full compliance with its terms and requirements.

It is also the Committee’s current policy that compensation payable to Midas’ named executive officers should generally meet the conditions required for full deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended. Tax deductibility is one criterion the Committee considers when establishing compensation programs and strategy.

Because the performance goals established for Mr. Feldman are subjective, bonus amounts paid to Mr. Feldman are subject to the $1,000,000 deductibility limit under Section 162(m). That portion of Mr. Feldman’s compensation in excess of $1,000,000 is, therefore, not deductible by Midas. The Committee intends to preserve the tax deductibility of executive compensation to the extent practicable while focusing on consistency with its compensation policies, the needs of Midas, and shareholder interests. The Committee believes this ability to exercise discretion is in the best interests of Midas and its shareholders. It was the view of the Committee that Mr. Feldman’s performance measures for 2005 were not best expressed as objective formulae and that the need to align Mr. Feldman’s performance measures with those of Midas outweighed Midas’ interest in ensuring that all of his compensation met the requirements of Section 162(m).

THE COMPENSATION COMMITTEE

Thomas L. Bindley, Chairman

Archie R. Dykes

Jarobin Gilbert, Jr.

Diane L. Routson

Robert R. Schoeberl

PERFORMANCE GRAPH

The following performance graph compares Midas’ cumulative total shareholder return on Common Stock from December 30, 2000 to December 31, 2005 with the cumulative total return during the same periods of Standard & Poor’s 500 Stock Index (“S&P 500”) and Standard & Poor’s 600 Specialty Stores (“Peer Group”), neither of which includes Midas. These comparisons assume an initial investment of $100 and the reinvestment of dividends.

Company/Index	12/30/00	12/29/01	12/28/02	1/3/04	1/1/05	12/31/05
MIDAS, INC.	100.00	97.74	48.87	118.13	168.52	154.70
S&P 500 INDEX	100.00	89.11	68.30	88.06	97.95	102.76
S&P 600 SPECIALTY STORES	100.00	156.09	130.47	202.44	207.59	187.59

SHAREHOLDER PROPOSALS

In order to be considered for inclusion in Midas’ proxy materials for the 2007 Annual Meeting of Shareholders, a shareholder proposal must be received by the Corporate Secretary no later than December 2, 2006. In addition, regardless of whether a shareholder proposal is set forth in the notice of annual meeting to a proxy statement as a matter to be considered by shareholders, Midas’ Bylaws establish an advance notice procedure for shareholder proposals to be brought before any annual meeting of shareholders, including proposed nominations of persons for election to the Board of Directors. Shareholders at the 2006 annual meeting may consider a proposal or nomination brought by a shareholder of record as of March 17, 2006, who is entitled to vote at the 2006 annual meeting and who has given the Corporate Secretary timely written notice, in proper form, of the shareholder’s proposal or nomination. A shareholder proposal or nomination intended to be brought before the 2006 annual meeting must have been received by the Corporate Secretary after the close of business on February 9, 2006, and prior to the close of business on March 1, 2006. The Corporate Secretary did not receive notice of any shareholder proposal or nomination relating to the 2006 annual meeting. The 2007 annual meeting is expected to be held on May 8, 2007. A shareholder proposal or nomination intended to be brought before the 2007 annual meeting must be received by the Corporate Secretary after the close of business on February 8, 2007, and prior to the close of business on February 28, 2007. All proposals and nominations should be addressed to Midas, Inc., 1300 Arlington Heights Road, Itasca, Illinois 60143, Attention: Corporate Secretary.

GENERAL

Midas will bear the entire cost of soliciting proxies for the annual meeting. Proxies will be solicited by mail, and may be solicited personally, or by telephone, facsimile or other electronic means, by directors, officers or employees of Midas who will not receive special compensation for such services. Midas will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of Common Stock. Midas has also engaged Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee of approximately $6,500, plus reimbursement for out-of-pocket expenses.

We have included a copy of Midas’ 2005 Annual Report on Form 10-K (without Exhibits) with this proxy statement.

A copy of Exhibits to the Annual Report on Form 10-K may be obtained upon written request to Midas, Inc., 1300 Arlington Heights Road, ltasca, Illinois 60143, Attention: Corporate Secretary. A reasonable charge will be assessed for requested Exhibits.

By Order of the Board of Directors

Alvin K. Marr

Corporate Secretary

Itasca, Illinois

March 31, 2006

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A	Election of Directors

The Board of Directors recommends voting FOR the listed nominees.

		For	Withhold

	01 - Jarobin Gilbert, Jr.	☐	☐

	02 - Diane L. Routson	☐	☐

B	Ratification of Independent Auditors

The Board of Directors recommends voting FOR the following proposal.

	For	Against	Abstain

Proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas, Inc. for the fiscal year ending December 30, 2006.	☐	☐	☐

In their discretion upon other business as may properly be brought before the meeting.

If you plan to attend the Annual Meeting, please check the box and an admittance card will be mailed to you.	☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

IMPORTANT: Please sign exactly as your name(s) appears above. Joint owners should each sign personally. If you sign as agent or any other capacity, please state the capacity in which you sign.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

■	0 0 8 8 2 7 1	1 U P X	C O Y	+

001CD40001                                         00JMYD

Common Stock Proxy - Midas, Inc.

1300 Arlington Heights Road

Itasca, Illinois 60143

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

William M. Guzik and Alvin K. Marr, or either of them (each with full power of substitution), are hereby authorized to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Midas, Inc. to be held on May 9, 2006, and at any adjournment thereof as specified on the reverse side.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Dear Shareholder:

Midas, Inc. encourages you to take advantage of convenient ways to vote your shares. You can vote your shares via a toll-free telephone number or via the Internet. This eliminates the need to return the proxy card.

To vote your shares by telephone or Internet, you must use the voter control numbers printed on your proxy card. The series of numbers that appear on the front of this form in the colored bar must be used to access the system.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

Your vote is important. Thank you for voting.

ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year’s annual report and proxy materials via the Internet. Next year when the materials are available, we will send an e-mail with instructions which will enable you to review these materials on-line. To sign up for this optional service, visit http://www.econsent.com/mds.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy card, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Central Time, on May 8, 2006.

THANK YOU FOR VOTING

C 1234567890 J N T

Annual Meeting Proxy Card

A     Election of Directors

The Board of Directors recommends voting FOR the listed nominees.

	For	Withhold
01 - Jarobin Gilbert, Jr.	☐	☐
02 - Diane L. Routson	☐	☐

B     Ratification of Independent Auditors

The Board of Directors recommends voting FOR the following proposal.

	For	Against	Abstain
Proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas, Inc. for the fiscal year ending December 30, 2006.	☐	☐	☐

In their discretion upon other business as may properly be brought before the meeting.

C     Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

IMPORTANT: Please sign exactly as your name(s) appears above. Joint owners should each sign personally. If you sign as agent or any other capacity, please state the capacity in which you sign.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

☐☐ / ☐☐ / ☐☐☐☐

0 0 8 8 2 7 2	1 U P X	C O Y

Common Stock Proxy - Midas, Inc.

1300 Arlington Heights Road

Itasca, Illinois 60143

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

William M. Guzik and Alvin K. Marr, or either of them (each with full power of substitution), are hereby authorized to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Midas, Inc. to be held on May 9, 2006, and at any adjournment thereof as specified on the reverse side.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.